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                                                                    EXHIBIT 99.1

                                                        CONTACT:
                                                        Kmart Media Relations
                                                        (248) 463-1021


                 KMART TO SELL UP TO 24 STORES TO THE HOME DEPOT
                      FOR A MAXIMUM OF $365 MILLION IN CASH


TROY, Michigan, June 4, 2004 -- Kmart Holding Corporation (NASDAQ: KMRT) announced today that it has signed definitive agreements with The Home Depot, Inc., to sell up to 24 stores for a maximum purchase price of $365 million in cash. The exact number of stores, locations, and total purchase amount will be determined based upon the satisfaction of certain conditions to occur within the next 60 days.

Julian C. Day, President and Chief Executive Officer of Kmart, said, "For each of the past four quarters, Kmart has consistently delivered improved year-over-year profitability by focusing on the fundamental aspects of our business. Operationally, we've improved several areas including product design, buying, inventory management, distribution and the in-store environment. By the same token, we will take advantage of opportunities to create value that include the sale of existing stores, or the acquisition of new stores and businesses. Some who follow Kmart have speculated solely on the real estate value of the company; however, the reality is that we're taking action on many different fronts simultaneously, all with the goal of making Kmart a great retail company once again."

Assuming that the conditions for the transfer of the stores are satisfied, it is expected that such Kmart stores will be converted to Home Depot stores as quickly as possible after delivery to Home Depot.


ABOUT KMART HOLDING CORPORATION
Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Kathy Ireland, Martha Stewart Everyday, Route 66 and Sesame Street. Kmart operates more than 1,500 stores in 49 states. For more information visit the Company's website at www.kmart.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS Statements or reports made by or on behalf of Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking

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statements within the meaning of the Private Securities Litigation Reform Act of
1995 that reflect, when made, Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; Kmart's ability to successfully implement business strategies and otherwise fund and execute planned changes in various aspects of the business; marketplace demand for the products of Kmart's key brand partners, as well as the engagement of appropriate new brand partners; changes in consumer spending and Kmart's ability to anticipate buying patterns and implement appropriate inventory strategies; Kmart's ability to reverse its negative same-store sales trend; competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors, as well as new competitive store openings; the resolution of allowed claims for which Kmart is obligated to pay cash under the Plan of Reorganization; Kmart's ability to properly monitor its inventory needs in order to timely acquire desired goods in appropriate quantities and/or fulfill labor needs at planned costs; Kmart's ability to attract and retain customers; Kmart's ability to maintain normal terms with vendors and service providers; Kmart's ability to maintain contracts, including leases, that are critical to its operations; Kmart's ability to develop a market niche; regulatory and legal developments; general economic conditions; weather conditions, including those which affect buying patterns of Kmart's customers; other factors affecting business beyond Kmart's control; Kmart's ability to attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.


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